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                              BMC INDUSTRIES, INC.
                              RESTATED AND AMENDED
                        DIRECTORS DEFERRED COMPENSATION PLAN



1.   ELIGIBILITY

Each member of the Board of Directors of BMC Industries, Inc. (the "Company") entitled to receive compensation from the Company for services performed in such capacity (an "Eligible Director") may elect to participate in this Restated and Amended Deferred Compensation Plan (the "Plan") and defer his or her receipt of such compensation pursuant to the provisions set forth herein.

2.   ELECTION TO PARTICIPATE IN PLAN

     A. Each Eligible Director may at any time elect, by delivery of written notice to the Secretary of the Company, to participate in the Plan (a "Participating Director") and commence deferral of receipt of his/her (i) annual retainer fees and Board and Committee meeting attendance fees, or
     (ii) annual retainer fees only, (as he/she may designate in the said notice), earned with respect to service as a Company Director performed after the date such election notice is received by the Company. Director compensation so deferred under the Plan shall be retained by the Company, but the amounts thereof shall be credited to the account of the Participating Director as provided in Section 3 below. A Participating Director, effective as of the first day of any calendar quarter, may revoke, reinstate after revocation, or alter the designation of his/her retainer and/or meeting fees subject to, his/her deferral election, by delivery of written notice thereof to the Secretary of the Company on or before such effective date; provided, however, first, that any such revocation, reinstatement or redesignation shall apply only to compensation earned with respect to services as a Company Director performed on or after such effective date; second, that in the case of a deferral election revocation or a redisignation to eliminate meeting fees from being subject to deferral, all compensation amounts deferred and credited to the Participating Director's account with respect to services performed prior to the effective date thereof shall continue to be subject to the deferral election in effect when such compensation amounts were earned, and third, that if a Participating Director revokes his/her deferral election and stops deferring compensation under the Plan, he/she shall not be permitted to reinstate such deferral election prior to one year after the effective date of such revocation.

     B. Participating Director compensation deferred hereunder shall remain the property of the Company, and Participating Directors shall not acquire any property interest in any assets or funds of the Company and shall be entitled to only deferred payments from the general accounts of the Company in the

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     amounts and at the times determined pursuant to the Plan.  No right to receive payments under the Plan may be assigned or transferred by a Participating Director to any other person, organization or entity, except that payments may be made to his/her beneficiary pursuant to the terms of
     Section 6. To the extent any Participating Director, or his/her beneficiary, acquires a right to receive payments under the Plan, such right shall be no greater than the right and interest of any unsecured general creditor of the Company.

     C. Each Participating Director shall file with the Secretary of the Company, at the time of his initial election to participate in the Plan, an irrevocable election to receive his/her payments under the Plan pursuant to one of the methods of distribution described in Section 5. Subject to the provisions of Sections 6 and 7, such method of distribution shall apply to all Director compensation deferred and credited to his/her account after such initial election, and after any reinstated election following revocation of a deferral election.

3.   DEFERRED COMPENSATION ACCOUNT

The amounts of each Participating Director's compensation deferred under the Plan shall be credited to a separate bookkeeping account maintained by the Company in the name of such Participating Director (the "Account"), and earnings on amounts credited to the Account shall also be credited thereto, in the manner, at the times and in the amounts as determined pursuant to the "Investment Performance" Account crediting method or the "Interest Income" Account crediting method described below. Each Participating Director shall designate, in his/her notice of deferral election, which Account crediting method shall be applicable to the compensation deferred pursuant to such election notice. Compensation deferred pursuant to reinstatement of a previously revoked deferral election shall be credited to the Account pursuant to the crediting method designated in the deferral reinstatement notice.

     (a) INVESTMENT PERFORMANCE METHOD - A subaccount within the Account (the "Investment Performance Subaccount") shall be credited with units representing whole and fractional shares of up to three mutual funds chosen by the Director from a variety of equity and bond fund options, equivalent in value to the Participating Director's deferred compensation, determined as follows:

          (1) The amount of all Director retainer fees earned with respect to each calendar quarter (which shall be assumed to be equal to twenty-five percent of the total annual retainer fee of the Participating Director for the fiscal year of the Company in which such quarter falls) shall be converted to shares of up to three mutual funds by dividing such quarterly fees amount by the net asset value of the funds' shares as calculated by each fund for the first day of such calendar quarter, or if no such net asset value is calculated for such day, the net asset value for the next immediately preceding day for which a calculation is available, ("Market

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          Price").  Promptly following the end of such calendar quarter, units equal to such resulting number of shares shall be credited to the Investment Performance Subaccount effective retroactively to the first day of such quarter.

          (2) The amount of each fee earned with respect to Directors' Board and Committee meetings conducted during each calendar quarter shall be converted to shares of up to three mutual funds by dividing such fee amount by the Market Price of the shares for the date of the respective meeting (or if no Market Price is calculated for such meeting date, the Market Price for the next immediately preceding date for which a calculation is available). Promptly following the end of such calendar quarter, units equal to the resulting number of shares for each fee earned during the quarter shall be credited to the Investment Performance Subaccount, effective retroactively to the date on which the related meeting was conducted.

          (3) The amount of each dividend paid during each calendar quarter with respect to the number of fund shares equal to the units credited to the Investment Performance Subaccounts as of the record date related to such dividend, shall be converted to shares of such funds by dividing such dividend amount by the Market Price of the shares for the payment date of such dividend (or if no Market Price is quoted for such payment date, the Market Price for the immediately preceding dates on which a quote is available). Promptly following the end of such calendar quarter, units equal to the aggregate number of shares resulting from all dividends paid during the entire quarter shall be credited to the Investment Performance Subaccount, effective as of the first day following the end of such quarter.

          (4) If any change is made in the terms or provisions of the fund(s) shares though merger, recapitalization or otherwise, or if the total number of outstanding shares is increased by a stock split or dividend or decreased by a combination of shares, the Company shall make appropriate adjustment as to the number and type of units credited to the Account in order to maintain the value of the Investment Performance Subaccount.

     (b) INTEREST INCOME METHOD - A subaccount within the Account (the "Interest Income Subaccount") shall be credited with dollar amounts determined as follows:

          (1) The amount of all Director retainer fees earned with respect to each calendar quarter (which shall be assumed to be equal to twenty-five percent of the total annual retainer fee of the Participating Director for the fiscal year of the Company in which such quarter falls) shall be credited to


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          the Interest Income Subaccount promptly following the end of such quarter, effective retroactively to the first day of such quarter.

          (2) The amount of each fee earned with respect to Directors' Board and Committee meetings conducted during each calendar quarter shall be credited to the Interest Income Subaccount promptly following the end of such quarter, effective retroactively to the date on which the related meeting was conducted.

          (3) An amount equal to interest on amounts credited to the Account shall be computed on the Interest Income Subaccount beginning balance for the full term of each calendar quarter, and on additional amounts credited to the Account during such quarter for the period from the date of such credit to the end of the quarter, at a per annum interest rate equal to the effective cost of borrowing under the Company's revolving credit agreement in effect during the calendar quarter, and shall be credited to the Interest Income Subaccount promptly following the end of such calendar quarter.

4.   TERMINATION OF COMPENSATION DEFERRAL

Any participating Director who ceases to be a member of the Board of Directors of the Company, shall -

     (a) have all units then credited to his/her Investment Performance Subaccount converted to a dollar amount by multiplying the number of such units by the Market Price on the date of his/her termination as a Director, and such dollar amount shall be credited as of such date to his/her Interest Income Subaccount; and

     (b) have rights hereunder only to receive payment of his/her deferred compensation credited to his/her Account in the manner as provided in Sections 5, 6 and 7 below.

5.   DISTRIBUTION OF DEFERRED COMPENSATION

The amounts of a Participating Director's compensation deferred under the Plan and credited to his/her Account shall be paid to him/her in a single lump sum or in from two to ten annual installments (as determined by the Participating Director and designated in his/her initial deferral election notice) made or commencing on the fifteenth business day of the calendar quarter next following the date on which he/she ceases to be a member of the Board of Directors of the Company. Each payment of deferred compensation which has been credited to his/her Interest Income Subaccount shall be determined by dividing the Subaccount dollar balance on the date of such payment by a fraction the numerator of which is one and the denominator of which is the difference

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between (i) the total number of payments to be made and (ii) the number of such payments that then have been made previously.

6.   DEATH OF A PARTICIPATING DIRECTOR

Upon the death of a Participating Director who has not received full distribution of the amounts credited to his/her Account, a dollar amount equal to the remaining balance thereof (with the value of the Investment Performance Subaccount balance determined in the same manner as provided in Section 5) shall be paid to his/her beneficiary on the second business day of the calendar year
immediately following the year in which he/she died.   Each Participating
Director shall designate his/her beneficiary in his/her initial deferral election form, and may thereafter, by written notice delivered to the Secretary of the Company prior to his/her death, revoke and change such beneficiary designation. If no such designation is in effect, or a designated beneficiary shall predecease the Participating Director, the beneficiary shall be deemed to be the Participating Director's estate.

7.   DISABILITY OF A PARTICIPATING DIRECTOR

If a Participating Director, who has not received full distribution of the amounts credited to his/her Account, becomes permanently disabled, a dollar amount equal to the remaining balance credited to his/her Account (with the value of the Investment Performance Subaccount balance determined in the same manner as provided in Section 5) shall be distributed to him/her on the fifteenth business day of the calendar quarter next following the date on which the Company determines such disability to have occurred.

8.   PLAN ADMINISTRATION

The Plan shall be administered by the Secretary of the Company in conjunction with the Department of Human Resources, who shall have full power and authority to interpret the provisions and supervise the implementation of the Plan and to take such actions in connection therewith as it deems advisable. All decisions of the Secretary of the Company shall be final.

9.   AMENDMENT AND TERMINATION OF THE PLAN

The Plan may be amended from time to time, or terminated at any time, by resolution of the Board of Directors of the Company, but no such amendment or termination shall cause or permit Director compensation amounts deferred and credited to Accounts prior to such amendment or termination, to not be paid in the amounts and manner, and at the times, Participating Directors are entitled with respect thereto under the Plan prior to such amendment or termination.

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10.  EFFECTIVE DATE OF PLAN

The Plan shall be effective with respect to any compensation payable to a participating Director for services as such following January 1, 1997.




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